Cumulus Media Reports Operating Results for the First Quarter 2026

ATLANTA, GA — April 29, 2026: Cumulus Media Inc. (OTC: CMLS.Q) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three months ended March 31, 2026.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "We are pleased to report first quarter earnings. The Court’s recent approval of our reorganization plan marks a pivotal milestone in strengthening our financial foundation and positioning the Company to compete in the evolving media landscape. While we await FCC approval of the plan, we remain focused on leveraging our core strengths to drive long-term value creation."

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended March 31, 2026, the Company reported net revenue of $164.4 million, a decrease of 12.2% from the three months ended March 31, 2025, net loss of $16.9 million and Adjusted EBITDA of $2.7 million.

As Reported	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	% Change
Net revenue	$164,447	$187,349	(12.2)%
Net loss	$(16,862)	$(32,367)	47.9%
Adjusted EBITDA(1)	$2,689	$3,519	(23.6)%
Basic loss per share	$(0.96)	$(1.88)	48.9%
Diluted loss per share	$(0.96)	$(1.88)	48.9%
(1)Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see "Non-GAAP Financial Measures."

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	% Change
Broadcast radio revenue:
Spot	$67,746	$80,964	(16.3)%
Network	33,001	43,933	(24.9)%
Total broadcast radio revenue	100,747	124,897	(19.3)%
Digital	33,538	36,565	(8.3)%
Other	30,162	25,887	16.5%
Net revenue	$164,447	$187,349	(12.2)%

Balance Sheet Summary (dollars in thousands):

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$57,607	$81,979
Term Loan due 2026 (2)(3)	$1,203	$1,203
Senior Notes due 2026 (2)(3)	$22,697	$22,697
Term Loan due 2029 (2)(3)(4)	$311,845	$323,569
Senior Notes due 2029 (2)(3)(4)	$306,375	$318,225
2020 Revolving credit facility (3)	$55,000	$55,000

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Capital expenditures	$3,893	$5,540
(2) In conjunction with the Chapter 11 Bankruptcy filing, the Company wrote off the remaining balance of unamortized debt issuance costs of $1.9 million to Reorganization items, net within the Condensed Consolidated Statement of Operations during the three months ended March 31, 2026. Debt issuance costs were excluded as of December 31, 2025.
(3) In connection with the Chapter 11 Bankruptcy filing, all debt has been reclassified to Liabilities Subject to Compromise in the Company's Condensed Consolidated Balance Sheet as of March 31, 2026.
(4) The exchange offer was accounted for as a debt modification resulting in a prospective yield adjustment and the carrying value was not changed. The $33.1 million difference between the principal amounts exchanged and the resulting principal amounts was being amortized to interest expense (thereby reducing interest expense) over the life of the debt. In conjunction with the Chapter 11 Bankruptcy filing, the Company wrote off the remaining balance of $22.5 million to Reorganization items, net within the Condensed Consolidated Statement of Operations during the three months ended March 31, 2026.

Pending Chapter 11 Reorganization
As previously announced, on March 4 and 5, 2026, the Company and certain of its subsidiaries filed voluntary petitions to commence prepackaged Chapter 11 proceedings (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On April 13, 2026, the Company and certain of its subsidiaries filed the Modified Joint Prepackaged Chapter 11 Plan of Reorganization of Cumulus Media Inc. and Its Debtor Affiliates (as may be amended or supplemented from time to time in accordance with its terms, the “Plan”). On April 15, 2026, the Bankruptcy Court entered an order confirming the Plan. The Company expects that the effective date of the Plan will occur once all conditions precedent to the Plan, including, without limitation, the receipt of FCC approval and any other necessary regulatory approvals, have been satisfied or waived. The Chapter 11 Cases are being jointly administered under the caption In re Cumulus Media, et al., Case No. 26-90346. Additional information regarding the Chapter 11 Cases is available at www.cumulus.com/restructuring.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to our ability to obtain the receipt of FCC approval of the Plan and to satisfy or obtain waivers of the other conditions precedent to the Plan's effectiveness, and the timing thereof, the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media is an audio-first media company delivering premium content to a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 393 owned-and-operated radio stations across 84 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, US Soccer, AP News, and the Academy of Country Music Awards, across more than 7,800 affiliated stations through Westwood One, a leading national audio network; and inspires listeners through the Cumulus Podcast Network, an established and influential platform for original podcasts that are smart, entertaining, and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures
From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is a financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit agreements.

In determining Adjusted EBITDA, we exclude the following from net loss: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising and net revenue, excluding the impact of political revenue, as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
(Debtor-In-Possession)
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended March 31,
	2026	2025
Net revenue	$164,447	$187,349
Operating expenses:
Content costs	65,892	79,331
Selling, general & administrative expenses	84,405	93,379
Depreciation and amortization	12,277	14,796
Corporate expenses	13,257	11,300
Stock-based compensation expense	535	849
Restructuring costs	14,879	2,468
Gain on sale or disposal of assets or stations	(376)	—
Total operating expenses	190,869	202,123
Operating loss	(26,422)	(14,774)
Non-operating expense:
Reorganization items, net	22,012	—
Interest expense	(12,044)	(16,022)
Interest income	184	86
Other expense, net	(52)	(10)
Total non-operating income (expense), net	10,100	(15,946)
Loss before income taxes	(16,322)	(30,720)
Income tax expense	(540)	(1,647)
Net loss	$(16,862)	$(32,367)

The following tables reconcile net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
GAAP net loss	$(16,862)	$(32,367)
Income tax expense	540	1,647
Non-operating expense, net (includes net interest expense)	11,912	15,946
Depreciation and amortization	12,277	14,796
Stock-based compensation expense	535	849
Gain on sale or disposal of assets or stations	(376)	—
Reorganization costs, net	(22,012)	—
Restructuring costs	14,879	2,468
Non-routine legal expenses	1,483	—
Franchise taxes	313	180
Adjusted EBITDA	$2,689	$3,519

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
As reported net revenue	$164,447	$187,349
Political revenue	(1,319)	(832)
As reported net revenue, excluding impact of political revenue	$163,128	$186,517

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
As reported Adjusted EBITDA	$2,689	$3,519
Political EBITDA	(1,187)	(749)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$1,502	$2,770